SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20543

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 9, 2005

CARRAMERICA REALTY CORPORATION

CARRAMERICA REALTY OPERATING PARTNERSHIP,L.P.

(Exact name of registrant as specified in its charter)

Maryland Delaware	1-11706 000-50663	52-1796339 20-0882547
(State or other jurisdiction of incorporation or organization)	Commission File Numbers	(I.R.S. Employer Identification Number)

1850 K Street, N.W., Washington, D.C. 20006

(Address or principal executive office) (Zip code)

Registrant’s telephone number, including area code: (202) 729-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CarrAmerica Realty Corporation

CarrAmerica Realty Operating Partnership, L.P.

Form 8-K

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective on September 9, 2005, the Board of Directors of CarrAmerica Realty Corporation increased the size of the Board to eight members and unanimously approved the election of Patricia Diaz Dennis to the Board. The Board of Directors and Nominating and Corporate Governance Committee of the Board of Directors has not yet determined on which committees Ms. Dennis will serve.

Ms. Dennis has served as Senior Vice President and Assistant General Counsel of SBC Services, Inc. (“SBC”) since August 2004. Previously, she served as Senior Vice President, General Counsel and Secretary of SBC West from May 2002 to August 2004 and as Senior Vice President of Regulatory and Public Affairs for SBC from November 1998 to May 2002. She served as Senior Vice President and Assistant General Counsel of SBC from September 1995 to November 1998. Ms. Dennis serves on the boards of directors of Entravision Communications Corporation, UST Inc., Massachusetts Mutual Life Insurance Company and Girl Scouts of the USA. Ms. Dennis also serves as a trustee for the The Tomás Rivera Policy Institute and the NHP Foundation. Ms. Dennis was a commissioner of the Federal Communications Commission from 1986 until 1989. From 1989 to 1991, Ms. Dennis was a partner in the law firm of Jones, Day, Reavis & Pogue, and in 1992, Ms. Dennis served as the U.S. assistant secretary of state for human rights and humanitarian affairs.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated September 12, 2005 issued by CarrAmerica Realty Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 13, 2005

CARRAMERICA REALTY CORPORATION

By:	/s/ Kurt A. Heister
Kurt A. Heister
Senior Vice President, Controller and Treasurer

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership
By:	CarrAmerica Realty Corporation, its general partner

/s/ Kurt A. Heister
Kurt A. Heister, Senior Vice President and Controller
(on behalf of the registrant and as the
chief accounting officer of CarrAmerica Realty Corporation,
the General Partner of the registrant)

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EXHIBIT INDEX

Exhibit Number
99.1	Press release dated September 12, 2005 issued by CarrAmerica Realty Corporation

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